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                                                                     Exhibit 3.3


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          ADVANCED RADIO TELECOM CORP.

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                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE 1 STOCKHOLDERS ....................................................    2
     1.1  Place of Meetings ...............................................    2
     1.2  Annual Meeting ..................................................    2
     1.3  Special Meeting .................................................    2
     1.4  Notice of Meetings ..............................................    2
     1.5  Voting List .....................................................    2
     1.6  Quorum ..........................................................    3
     1.7  Adjournments ....................................................    3
     1.8  Voting ..........................................................    3
     1.9  Proxy Representation ............................................    3
     1.10 Action at Meeting ...............................................    4
     1.11 Nomination of Directors .........................................    4
     1.12 Notice of Business at Annual Meetings ...........................    5
     1.13 Action by Consent ...............................................    6
     1.14 Conduct of Meeting ..............................................    7
ARTICLE 2 DIRECTORS .......................................................    8
     2.1  General Powers ..................................................    8
     2.2  Number; Election and Qualification ..............................    8
     2.3  Tenure ..........................................................    8
     2.4  Vacancies .......................................................    8
     2.5  Resignation .....................................................    8
     2.6  Regular Meetings ................................................    8
     2.7  Special Meetings ................................................    9
     2.8  Notice of Special Meetings ......................................    9
     2.9  Meetings by Telephone Conference Calls ..........................    9
     2.10 Quorum ..........................................................    9
     2.11 Action at Meeting ...............................................    9
     2.12 Action by Consent ...............................................    9
     2.13 Removal .........................................................   10
     2.14 Committees ......................................................   10
     2.15 Compensation of Directors .......................................   10
ARTICLE 3 OFFICERS ........................................................   10
     3.1  Enumeration .....................................................   10
     3.2  Election ........................................................   10
     3.3  Qualification ...................................................   10
     3.4  Tenure ..........................................................   10
     3.5  Resignation and Removal .........................................   11
     3.6  Vacancies .......................................................   11
     3.7  Chairman of the Board of Directors and
           Vice Chairman of the Board of Directors ........................   11
     3.8  President .......................................................   11
     3.9  Vice Presidents .................................................   11
     3.10 Secretary and Assistant Secretaries .............................   12

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     3.11 Treasurer and Assistant Treasurers ..............................   12
     3.12 Salaries ........................................................   12
ARTICLE 4 CAPITAL STOCK ...................................................   12
     4.1  Issuance of Stock ...............................................   13
     4.2  Certificates of Stock ...........................................   13
     4.3  Transfers .......................................................   13
     4.4  Lost, Stolen or Destroyed Certificates ..........................   13
     4.5  Record Date .....................................................   14
ARTICLE 5 RECORDS AND REPORTS .............................................   14
     5.1  Maintenance and Inspection of Records ...........................   14
     5.2  Inspection by Director ..........................................   15
     5.3  Representation of Shares of Other Corporations ..................   15
ARTICLE 6 GENERAL PROVISIONS ..............................................   15
     6.1  Fiscal Year .....................................................   15
     6.2  Corporate Seal ..................................................   15
     6.3  Waiver of Notice ................................................   15
     6.4  Checks; Drafts; Evidences of Indebtedness .......................   16
     6.5  Corporate Contracts and Instruments; How Executed ...............   16
     6.6  Evidence of Authority ...........................................   16
     6.7  Certificate of Incorporation ....................................   16
     6.8  Transactions with Interested Parties ............................   16
     6.9  Construction; Definitions .......................................   17
     6.10 Provisions Additional to Provisions of Law ......................   17
     6.11 Provisions Contrary to Provisions of Law; Severability ..........   17
     6.12 Notices .........................................................   17
ARTICLE 7 AMENDMENTS ......................................................   17

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                             ARTICLE 1  STOCKHOLDERS

     1.1 Place of Meetings. All meetings of stockholders shall be held at such place, within or without the State of Delaware, or, if so determined by the Board of Directors in its sole discretion, at no place (but rather by means of remote communication), as may be designated from time to time by the Board of Directors, if not so designated, at the principal executive office of the Corporation.

     1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such date and time as shall be fixed by the Board of Directors and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

     1.3 Special Meeting. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by vote of a majority of the Board of Directors, and shall be called by the Secretary at the request in writing of holders of a majority of the outstanding capital stock of the Corporation entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting and shall otherwise be subject to the requirements of Section 1.11 or 1.12, as the case may be. Any business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     1.4 Notice of Meetings. Except as otherwise provided by the General Corporation Law of the State of Delaware (the "DGCL"), written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, if any, the date, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall be given either personally or by mail, electronic mail, telecopy, telegram or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or at the time of transmission when sent by electronic mail, telecopy, telegram or other electronic or wireless means. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

     1.5 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the


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address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting, for any purpose germane to the meeting on either a reasonably accessible electronic network (for which such information required to access the electronic network shall be provided with the notice of the meeting) or, during ordinary business hours, at a place within the city where the meeting is to be held. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     1.6 Quorum. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at the meeting, present in person, by means of remote communication, if authorized, or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

     1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless, after the adjournment, a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

     1.8 Voting. Each stockholder shall have one vote for each outstanding share of capital stock of the Corporation entitled to vote and held of record by such stockholder, unless otherwise provided by the DGCL, the Certificate of Incorporation or these By-Laws. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or by electronic means, as determined by the Board of Directors in its sole discretion.

     Any stockholder entitled to vote on any matter may vote part of its shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; provided, however, that if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

     1.9 Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to, or voting or participating at, a meeting, or expressing consent or dissent without a meeting. The delivery of a proxy on behalf of a


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stockholder consistent with telephonic or electronically transmitted instructions obtained pursuant to procedures of the Corporation reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution and delivery of the proxy by, or on behalf of, the stockholder. No proxy shall be voted or acted upon after three
(3) years from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may, but need not be, limited to specified action; provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided, such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be authorized by, or on behalf of, a stockholder, if accepted by the Corporation in its discretion, shall be deemed valid unless challenged at, or prior to, its exercise, and the burden of proving invalidity shall rest on the challenger.

     1.10 Action at Meeting. When a quorum is present at any meeting, the affirmative vote of a plurality of the votes properly cast for election to any office shall elect the candidate to such office and the affirmative vote of a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by the DGCL, the Certificate of Incorporation, these By-Laws or the rules or regulations of the National Association of Securities Dealers, Inc., the Nasdaq National Market or any stock exchange applicable to the Corporation. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     1.11 Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. The nomination for election to the Board of Directors of the Corporation at a meeting of stockholders may be made only (a) pursuant to the notice of the meeting (or any supplement thereto) given by, or at the direction of, the Board of Directors, (b) by, or at the direction of, the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for below in this Section 1.11 is delivered to the Secretary, who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in this
Section 1.11. Such nominations, other than those made by, or on behalf of, the Board of Directors, shall be made by timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, the Secretary at the principal executive offices of the Corporation (a) in the event such nomination relates to the election of directors of the Corporation at the annual meeting of the stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then, for the notice by the stockholder to be timely, it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first; or (b) in the event that such nomination relates to the election of one or more directors of the Corporation at a special meeting of the stockholders called for the purpose


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of filling any vacancies on the Board of Directors pursuant to Section 2.4, not later than the close of business on the 10th day following the date on which the notice of the special meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), including such person's written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice,
(i) the name and address, as they appear on the Corporation's books, of the stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and, if he should so determine, the chair shall so declare to the meeting and the defective nomination shall be disregarded.

     Notwithstanding the foregoing provisions of this Section 1.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the relevant meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

     Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act.

     1.12 Notice of Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the Board of Directors, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder who was a stockholder of record of the Corporation at the time the stockholder's notice provided for below in this Section 1.12 is delivered to the Secretary, who is entitled to vote and who complies with the notice procedures set forth in this Section 1.12. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, the procedures in Section 1.11 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the


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Secretary. To be timely, a stockholder's notice must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then, for the notice by the stockholder to be timely, it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.12, and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules, or any successor provision, promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation's proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.12.

     The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and, if he should so determine, the chair shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Notwithstanding the foregoing provisions of this Section 1.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

     Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act.

     1.13 Action by Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Each such written consent shall bear the date of signature of each


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stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a number of stockholders sufficient to take such action are delivered to the Corporation in the manner specified in this paragraph within sixty (60) days of the earliest dated consent so delivered.

     If action is taken by consent of the stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.

     If action is taken by less than unanimous consent of stockholders, prompt notice of the taking of such action without a meeting shall be given to those stockholders who have not consented in writing, and a certificate signed and attested to by the Secretary that such notice was given shall be filed with the records of the meetings of stockholders.

     In the event that the action that is the subject of any written consent would have required the filing of a certificate under any provision of the DGCL if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning a vote of stockholders, that written consent has been given under Section 228 of the DGCL and that written notice has been given as provided in such Section 228.

     1.14 Conduct of Meeting. At each meeting of stockholders, the Chairman of the Board of Directors or, in his absence, the Vice Chairman of the Board of Directors, if any, the Chief Executive Officer or the President, in the order named, shall call meetings of the stockholders to order and act as chair of such meeting; provided, however, that, in the absence of the Chairman of the Board of Directors, the Board of Directors may appoint any stockholder to act as chair of any meeting. The Secretary of the Corporation or, in his absence, any Assistant Secretary, shall act as secretary at all meetings of the stockholders; provided, however, that in the absence of the Secretary at any meeting of the stockholders, the person acting as chair at any meeting may appoint any person to act as secretary of such meeting.

     The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the Board of Directors, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before


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the meeting and, if the person presiding over the meeting should so determine, declare that any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                              ARTICLE 2  DIRECTORS

     2.1 General Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors who shall have, and may exercise, all of the powers of the Corporation, except as otherwise provided by the DGCL, the Certificate of Incorporation or these By-Laws.

     2.2 Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors, but in no event shall be less than three
(3). The number of directors may be decreased at any time, and from time to time, by resolution of the Board of Directors, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. Except as provided in Section 2.4, the directors shall be elected at the annual meeting of stockholders by such stockholders entitled to vote generally in the election of directors. The directors need not be stockholders of the Corporation.

     2.3 Tenure. Except as otherwise provided by the DCGL, the Certificate of Incorporation or these By-Laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified or until his earlier death, resignation or removal.

     2.4 Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors at a special meeting called for the purpose of filling such vacancies, or by a majority of the directors then in office, although less than a quorum. Each director so elected shall hold office until the next annual meeting and until his successor is elected and qualified or until his earlier death, resignation or removal. The directors shall have, and may exercise, the full power of the Board of Directors, notwithstanding the existence of one or more vacancies in their number, subject to any requirements of the DGCL, the Certificate of Incorporation or these By-Laws as to the number of directors required for a quorum or for any vote or other actions.

     2.5 Resignation. Any director may resign at any time by delivering his writtenresignation to the Corporation at its principal office or to the President or the Secretary. Such resignation shall be effective upon receipt thereof or at such later time as may be specified therein.

     2.6 Regular Meetings. The regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided, that any director who is absent when such a determination is made shall be given notice of the determination. A regular


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meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     2.7 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a notice of the meeting and may be called by the Chairman of the Board of Directors, the President or two or more directors.

     2.8 Notice of Special Meetings. Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. The notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty four (24) hours in advance of the meeting, (ii) by sending a telegram, telecopy, electronic mail or other means of electronic transmission, or delivering written notice by hand, to the director's last known business or home address at least twenty four (24) hours in advance of the meeting, or (iii) by mailing written notice to the director's last known business or home address at least seventy two (72) hours in advance of the meeting.

     2.9 Meetings by Telephone Conference Calls. Any meeting of the Board of Directors or any committee thereof may be held by conference telephone or similar communication equipment, so long as all persons participating in the meeting can hear one another; and all persons participating in such a meeting shall be deemed to be present in person at the meeting.

     2.10 Quorum. Unless the DGCL, the Certificate of Incorporation or these By-Laws require a greater number, a majority of the total number of directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no event shall less than one-third (1/3) of the total number of directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present. At the adjourned meeting, the Board of Directors may transact any business that might have been transacted at the original meeting.

     2.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the affirmative vote of a majority of those present shall be sufficient to take any action, unless a greater number is required by the DGCL, the Certificate of Incorporation or these By-Laws.

     2.12 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent to the action in writing or by electronic transmission and such writings or transmissions are filed with the minutes of proceedings of the Board of Directors or committee of the Board of Directors. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated for all purposes as the act of the Board of Directors or of such committee, as the case may be.

     2.13 Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors and the vacancies thus created may be filled in accordance with Section 2.4.

     2.14 Committees. The Board of Directors by resolution may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have, and may exercise, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but, unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

     2.15 Compensation of Directors. The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                               ARTICLE 3  OFFICERS

     3.1 Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

     3.2 Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

     3.3 Qualification. No officer need be a stockholder or director of the Corporation. One person may hold, and perform the duties of, two or more offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

     3.4 Tenure. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these By-Laws, each officer shall hold office until his successor is elected or appointed, as the case may be, and qualified, unless a different term is specified in the vote electing or appointing him, or until his earlier death, resignation or removal.

     3.5 Resignation and Removal. Any officer may resign at any time by delivering his written resignation to the Corporation at its principal office or to the President or the Secretary. Such resignation shall be effective upon receipt thereof or at such later time as may be specified therein. Any officer may be removed at any time, with or without cause, by resolution adopted by the Board of Directors.

     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be monthly, annually or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

     3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     3.7 Chairman of the Board of Directors and Vice Chairman of the Board of Directors. The Board of Directors may appoint a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. The Chairman of the Board of Directors and Vice Chairman of the Board of Directors may, but need not be, designated as officers of the Corporation by the Board of Directors. If the Board of Directors appoints a Chairman of the Board of Directors, he shall perform such duties and possess such powers as are assigned by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board of Directors, he shall, in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board of Directors and shall perform such other duties and possess such other powers as are assigned by the Board of Directors.

     3.8 President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, the President shall preside at all meetings of the stockholders and, if the President is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board of Directors or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

     3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice

President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories designated from time to time by the Board of Directors, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation. Unless the Board of Directors has designated another officer as Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the Corporation.

     The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

     3.12 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                            ARTICLE 4  CAPITAL STOCK

     4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole, or any part of, any unissued balance of the authorized capital stock of the Corporation, or the whole, or any part of, any unissued balance of the authorized capital stock of the Corporation held in its treasury, may be issued, sold, transferred or otherwise disposed of in such manner, for such consideration and on such terms as the Board of Directors may determine.

     4.2 Certificates of Stock. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by the DGCL and the Board of Directors, certifying the number and class of shares owned in the Corporation. Each such certificate shall be signed by the Chairman of the Board of Directors or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In the event that an officer, transfer agent, or registrar who has signed or whose signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law and any restrictions stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by the DGCL, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including, without limitation, the payment of dividends and the right to receive notice and to vote or to give any consent with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

     4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

     4.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                         ARTICLE 5  RECORDS AND REPORTS

     5.1 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these By-Laws as amended to date, accounting books and other records.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies thereof or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspect, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

     5.2 Inspection by Director. Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies thereof or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other relief as the Court may deem just and proper.

     5.3 Representation of Shares of Other Corporations. The President or any other officer of the Corporation authorized by the Board of Directors is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                          ARTICLE 6  GENERAL PROVISIONS

     6.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

     6.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

     6.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by the DGCL, the Certificate of Incorporation or these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable, electronic mail or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person, by means of remote communications, if authorized, or by proxy shall be deemed equivalent to such notice. Where such an appearance is made for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened, the appearance shall not be deemed equivalent to notice.

     6.4 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of, or payable to, the Corporation, and only the persons so authorized shall sign or endorse those instruments.

     6.5 Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of, and on behalf of, the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     6.6 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary under Section 3.10, or a temporary secretary under Section 3.10, as to any action taken by the stockholders, the Board of Directors, a committee of the Board of Directors or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

     6.7 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the Corporation, as amended or restated and in effect from time to time.

     6.8 Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee of the Board of Directors, and the Board of Directors or committee of the Board of Directors in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may constitute less than a quorum;

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee of the Board of Directors which authorizes the contract or transaction.

     6.9 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these By-Laws. Without limiting the generality of this provision, (a) the singular number includes the plural, and the plural number includes the singular; (b) the term "person" includes both a corporation and a natural person; and (c) all pronouns include the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     6.10 Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof, including, without limitation, the DGCL, and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

     6.11 Provisions Contrary to Provisions of Law; Severability. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in Section 6.9 hereof, shall be contrary to or inconsistent with any applicable provisions of law, including, without limitation, the DGCL, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

     6.12 Notices. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

                              ARTICLE 7  AMENDMENTS

     These By-Laws may be adopted, amended or repealed by the affirmative vote of a majority of the directors then in office or by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote. Any by-law, whether adopted, amended or repealed by the stockholders or directors, as the case may be, may be amended, reinstated or repealed by the stockholders or the directors.